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                                                                    Exhibit 23.6

                         [COOPERS & LYBRAND LETTERHEAD]

                                                                 12 October 1998

We hereby consent to the incorporation by reference in the Registration Statement of NTL Incorporated on Form S-3 (File No. 333-63615), of our report, dated 5 June 1998, except for Note 10 as to which the date is 16 July 1998, on our audit of the Combined Financial Information of ComTel UK Finance B.V. as of and for the year ended 31 December 1996. We also consent to the references to our firm under the caption "Experts".

/s/ Coopers & Lybrand
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Coopers & Lybrand
Chartered Accountants
London, United Kingdom